UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               _________________


                                   FORM 8-K


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of Earliest Event Reported): September 1, 2004
                                                       (August 26, 2004)


                                Friedman's Inc.
            (Exact Name of Registrant as Specified in its Charter)


           Delaware                    0-22356                  58-20583
 (State or Other Jurisdiction      (Commission File          (IRS Employer
      of Incorporation)               Number)               Identification No.)


                            171 Crossroads Parkway
                            Savannah, Georgia 31422
                   (Address of Principal Executive Offices)


                                (912) 233-9333
             (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendment to Articles of Incorporation or Bylaws; Change in
              Fiscal Year.

At a meeting of the Board of Directors (the "Board") of Friedman's Inc. (the "Company") on August 26, 2004, the Board voted to amend Article II of the Company's Bylaws by adding a new Bylaw that establishes ministerial procedures for the setting of a record date in the event any stockholders of the Company propose to take action by written consent. The Bylaw, set forth in a new
Section 2.10, creates a mechanism that will provide the Board with a reasonable time period to set a record date and to become reasonably informed of the nature of any stockholder action to be taken by written consent. The new Bylaw does not impose any limitations on the right of any stockholder to act by written consent.

The Bylaw provides that any stockholder seeking to have the Company's stockholders authorize or take action by written consent must request by written notice that the Board fix a record date. The notice must also state the matter to be authorized or the corporate action to be taken. Following receipt of such notice, the Board is required to act within 10 days after the date on which such request is received to fix the record date. The record date fixed by the Board may not be more than 10 days after such Board action. The new Bylaw was effective immediately upon adoption by the Board of Directors.

A copy of the Amended and Restated Bylaws of the Company is included as
Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01.   Other Events.

At a meeting of the Board of the Company on August 26, 2004, the Board adopted Amended and Restated Corporate Governance Guidelines. Among other things, the Amended and Restated Corporate Governance Guidelines are intended to clearly delineate certain responsibilities between the Board of Directors and senior management of the Company and to clarify Company policies on the treatment of confidential information and third party communications by the members of the Board. The Amended and Restated Corporate Governance Guidelines became effective immediately upon adoption by the Board of Directors. The text of the Amended and Restated Corporate Governance Guidelines are included as Exhibit
99.1 to this Current Report on Form 8-K.

On September 1, 2004, the Company issued a press release reporting that the closing on its previously announced $135 million amended and restated credit facility with Farallon Capital Management, L.L.C. and its other senior lenders has continued beyond the August 31, 2004 deadlines for such closing. The text of the press release is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item.


Item 9.01.   Financial Statements and Exhibits.

         (c) Exhibits.

         The following exhibits are filed as part of this report:

Exhibit
Number              Description
-------             -----------

3.1 Amended and Restated Bylaws of Friedman's Inc., adopted on August 26, 2004

99.1 Amended and Restated Corporate Governance Guidelines of Friedman's Inc., adopted on August 26, 2004

99.2                Press release dated September 1, 2004

                                  SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             FRIEDMAN'S INC.
                                             (Registrant)

Date: September 1, 2004                      By: /s/ C. Steven Moore
                                                ---------------------------
                                                C. Steven Moore
                                                Chief Administrative Officer
                                                  and General Counsel

EXHIBIT INDEX

Exhibit
Number           Description
-------          -----------

3.1 Amended and Restated Bylaws of Friedman's Inc., adopted on August 26, 2004

99.1 Amended and Restated Corporate Governance Guidelines of Friedman's Inc., adopted on August 26, 2004

99.2             Press release dated September 1, 2004